Exhibit 99.1

May 22, 2006	MEDIA CONTACT:	Tom Williams
	Phone:	980/373-4743
	24-Hour:	704/382-8333

	ANALYST CONTACT:	Julie Dill
	Phone:	980/373-4332

Duke Energy to Acquire Rockingham Power Plant from Dynegy

CHARLOTTE, N.C. – Duke Energy today announced an agreement to acquire an approximately 825 megawatt power plant located in Rockingham County, N.C., from Dynegy for approximately $195 million.

The plant, which went into operation in 2000, consists of five 165 megawatt Westinghouse combustion turbine units capable of using either natural gas or oil to operate.

The acquisition is consistent with Duke Energy’s Integrated Resource Plan, which describes the company’s plan to meet customers’ electricity needs over the next twenty years. Under that plan, Duke Energy recently conducted a competitive “Request for Proposals” (RFP) bidding process for peaking capacity to meet growing customer demand for electricity in North Carolina and South Carolina.

“We received a number of bids related to our recent RFP,” said Duke Energy Carolinas President Ellen Ruff. “As we looked at the needs of our customers and our system and the cost of meeting those needs, it was clear the best overall deal was an outright purchase of the Rockingham plant.

“Not only will this plant provide our customers with competitively priced peaking capacity, it will also enhance the reliability of our transmission system by providing

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additional voltage support,” Ruff continued. “We’re excited to add the Rockingham plant to our generation fleet and we look forward to working with Dynegy, the North Carolina Utilities Commission and other regulatory authorities in the coming months to complete this win-win transaction.”

The transaction, anticipated to close by year-end, requires North Carolina Utilities Commission, Federal Energy Regulatory Commission and Hart-Scott-Rodino approvals.

The Rockingham plant is located north of Greensboro within Duke Energy’s North Carolina service area. It is a peaking power plant — used during times of high electricity demand, generally in the winter and summer months.

Duke Energy is a diversified energy company with a portfolio of natural gas and electric businesses, both regulated and unregulated, and an affiliated real estate company. Duke Energy supplies, delivers and processes energy for customers in the Americas. Duke Energy’s Carolinas operations deliver safe, reliable and competitively priced electricity to more than 2.2 million electric customers in a 22,000 square mile service area of North Carolina and South Carolina. A diverse fuel mix of nuclear, coal-fired, hydroelectric and combustion-turbine generation provides approximately 28,000 megawatts of regulated generating capacity. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: http://www.duke-energy.com.

Forward-Looking Statements

This document includes statements that do not directly or exclusively relate to historical facts. Such statements may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other similar words. The forward-looking statements reflect management’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements included in this document. These risks and uncertainties include, among other things, state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed at and degree to which competition enters the electric and natural gas industries; the outcomes of litigation and regulatory investigations, proceedings or inquiries; the weather and other natural phenomena; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities or other hostilities; changes in environmental and other laws and regulations to which Duke Energy and its subsidiaries are subject or other external factors over which Duke Energy has no control; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the amount of collateral required to be posted from time to time in Duke Energy’s transactions; competition and regulatory limitations affecting the success of Duke Energy’s divestiture plans, including the prices at which Duke Energy is able to sell its assets; the performance of electric generation, pipeline and natural gas processing facilities; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding natural gas and electric markets; conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; and opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power, pipeline, gathering, liquefied natural gas, processing and other infrastructure projects. Additional factors that may affect the future results of Duke Energy are set forth in the Duke Power Company LLC and

Cinergy Corp. filings with the Securities and Exchange Commission (“SEC”), which are available at  www.duke-energy.com/investors/. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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